Exhibit 99.1

For Immediate Release
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    ATMI Announces Effectiveness Of The Registration Statement For Its 5.25%
                     Convertible Subordinated Notes Due 2006


      DANBURY, CT -- February 19, 2002 -- ATMI, Inc. (Nasdaq: ATMI) announced today the effectiveness of its Registration Statement on Form S-3, as amended through today, relating to registration under the Securities Act of 1933, as amended, of its 5.25% Convertible Subordinated Notes due November 15, 2006 and the Company's common stock issuable upon conversion of the Notes.
      ATMI provides specialty materials and services to the worldwide semiconductor industry.

      Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2002 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to: changes in semiconductor industry growth or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses into ATMI; problems or delays associated with any restructuring activity; and other factors discussed in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties could cause actual results to differ from those projected. ATMI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                               http://web.atmi.com

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      For more information contact:
            Dean Hamilton
            ATMI
            203.794.1100 x4202
            203.207.9349 Direct
            dhamilton@atmi.com